UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                               FORM S-8

                     REGISTRATION STATEMENT UNDER
                      THE SECURITIES ACT OF 1933

                   GLOBUS INTERNATIONAL RESOURCES CORP.
          (Exact name of registrant as specified in its charter)

                Nevada                          #88-020367
       (State of Incorporation)               (I.R.S. Employer ID No.)

        Two World Trade Center, Suite 2400,  New York, N.Y.     10048
       (Address of Principal Executive Offices)               (Zip Code)

        Retainer Stock Plan for Non-Employee Directors and Consultants
                          (Full title of the Plan)

                    (Name and address of agent for service)

        (Telephone number, including area code, of agent for service)

                             Serge Pisman-President
                       Two World Trade Center- Suite 2400
                              New York, NY 10048
                                 (212) 839-8000

    Calculation of Registration Fee

    Title Of 	    Amount  	  	Proposed 		      Proposed  	        Amount of
    To Be         To Be      	Maximum   	      Maximum       	    Registration
    Registered    Registered  Offering Price   Aggregate    	     Fee
                              Per Share(1)     Offering Price (1)

    Common        200,000     $ 0.13           $26,000             $ 12.07
    Stock $.001
    Par Value



Note (1) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 475 under the Securities Act of 1933, as amended on the basis of the Registrant's prior months close price for outstanding common stock at the time that compensatory to consultants was agreed to be paid with the registrant's common stock in lieu of cash payment.



                                      Part I

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 1.  Consulting Plan Information

The documents containing the terms of Independent Consultant's business development, marketing and advertising services have been approved by the Registrant's officer and the Board of Directors and are defined in the Registrant's Board of Directors Resolution. The terms for the Non-Employee Directors and Consultants Retainer Stock Plan is attached as
Exhibit 10. The Directors of Globus, pursuant to this plan, has elected to issue a total of 200,000 shares of stock to Henry Schwartz and Barry Schwartz pursuant to this plan. Attached as exhibit 10.2 is a copy of the specific plan agreed upon.

Item 2.	  Registrant Information and Employee Plan Annual Information.

Not Applicable

                                  Part II



Item 3. Incorporation of Documents by Reference.

     	The documents listed in (a) through (b) below had been filed by Registrant with the Commission and are incorporated herein by reference.

       (a)  The registrant's latest annual report on Form 10-KSB for
        the fiscal year ended 	 	  September 30, 2000.

       (b)  The  Registrant's 10QSB for the  quarter ending June 30,
       2000

       (c)  The Registrant's 10QSB for the quarter ending March 30th,
       2000

All (if any) reports filed by the Registrant, pursuant to Section 13(a) and 15 (d) of the Securities Exchange Act of 1934, as amended ( the "Exchange").

All documents (if any) subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15 of the Securities Exchange Act of 1934, (the "Exchange Act") prior to the filing of a post-effective amendment which will indicate that all securities hereby have been sold, or which de-registers securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

        Not Applicable.

Item 5. Interests of Named Experts and Counsel.

       	Not Applicable.

Item 6.  Indemnification of Officers and Directors

    As permitted by the Nevada General Corporation Law ("NGCL") , a corporation shall, to the fullest extent permitted by the NGCL, indemnify any director, officer, employee or agent against expense (including attorneys fees), judgements, fines, and amounts paid in settlement in connection with any specified, threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) is such a person acted in good faith and in a manner such a person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

Item 7.	  Exemption From Registration Claimed

         	Not Applicable

Item 8.	   Exhibits

Exhibit No.	         		Description

3.1  	              			Articles of Incorporation
    			               	(Incorporated by Reference)

3.2	                			By-Laws
				                   (Incorporated by Reference)

5.1		                 	Opinion of Adam U. Shaikh, Esq, special counsel
                       for the	Company. Dated December 28th, 2000
                       relating to the	issuance of the Shares and
                       that the Shares are being
				                   registered pursuant to the Registration
                       Statement.

10.1			               	Retainer Stock Plan for Non-Employee Directors
				                   and Consultants.

10.2                			Consulting Agreement with Henry and Barry Schwartz

24.1                  	Consent of Accountant

23.2	               			Consent of Attorney (Incorporated by Reference
                       in Exhibit	5.1.

Item 9.  Undertakings

    (1)	The undersigned Registrant hereby undertakes:

       	(a) to file any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

       	(b) That for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof;

       	(C) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


   (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section
13(a) or section 15(d) of the Securities Exchange Act that is incorporated by Reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise ,the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and therefore, may be unenforceable. In the event that indemnification is permitted to directors, officers and controlling personas of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities
(other than the payment by the registrant of the expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding ) is asserted by such director, officer or controlling person in connection with the securities of such corporation it is the opinion of the SEC that any such indemnification is against public policy.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of New York, State of New York on this day of December, 2000.

                   GLOBUS INTERNATIONAL RESOURCES CORP.


                   /s/ Serge Pisman
		                 	_______________
        			         Serge Pisman
			                 President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in capacities representing the majority of the Registrant's Board of Directors and on the dates indicated.

                      					TITLE				                   DATE

/s/ Serge Pisman		        	President Chairman	         	12/28, 2000
________________			        (Principal Executive)

Serge Pisman

/s/ Herman Roth		         	Secretary and Director	      12/28, 2000
______________

Herman Roth

/s/ Yuri Greene		         	Treasurer and Director       12/28, 2000
 _____________

Yuri Greene